Exhibit 99.1

Certification of CEO and CFO Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, the Sole Director of The Tracker Corporation of America, Inc. (the “Company”), each hereby certifies that to his knowledge on the date hereof:

(a)       The Form 10-QSB of the Company for the quarterly period ended December 31, 2002, filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)       Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 19, 2003

/s/ Jay Stulberg Jay Stulberg, Sole Director